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(MACKINAC FINANCIAL LOGO)
                  Mackinac Financial               Telephone: +1 (248) 258-6900
                  38710 Woodward Avenue Ste. 240   Fax: +1 (248) 258-6913
                  Bloomfield Hills, MI 48304-5075  www.mackinacpartners.com


FOR IMMEDIATE RELEASE

Press Contact:     Laura Bergells
                   Highland Group
                   616-464-1071 x25
                   lbergells@gohighlandgroup.com


                              NEW MANAGEMENT LEADS
                          NORTH COUNTRY BANK AND TRUST
                         TO A FAVORABLE GROWTH POSITION

                     -- WITH FEDERAL AND STATE RESTRICTIONS
                    REMOVED, NEW MANAGEMENT, AND AN INFLUX OF
                   CAPITAL; THE BANK IS SOUNDLY POSITIONED FOR
                                    GROWTH --

MANISTIQUE, MICHIGAN, USA - FEBRUARY 14, 2005 - On February 8, 2005, Federal and state regulators terminated all provisions of the cease and desist order that had been issued to North Country Bank and Trust on March 26, 2003.

The removal of the cease and desist order followed the Bank's successful efforts to reduce its troubled loan portfolio and attract new capital. The Bank's holding company, Mackinac Financial Corporation (NASDAQ: MFNC), installed a highly experienced management team to implement sound banking practices. Further, MFNC executed a recapitalization effort that raised $30 million in December 2004.

"We are delighted that the cease and desist order has been lifted," said Paul Tobias, Chairman and Chief Executive Officer of MFNC. "The previous Board of Directors deserves credit for bringing an extraordinary management team to the bank. The team cleaned up the loan portfolio and implemented sound banking practices. Their hard work enabled us to recapitalize the Company with $30 million in new funds. And now our management team has earned the confidence of Federal and state regulators."

Tobias admits that a significant challenge remains: restoring the community's faith in the Bank. "It's a new and better bank," he asserts. "We need to restore credibility by demonstrating a strong commitment to the individuals and communities we serve. Now that the cease and desist order has been lifted we intend to do that. We are now in position to compete actively in all of our markets with competitive products and services delivered through a first class team of bankers."


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ABOUT MACKINAC FINANCIAL CORPORATION

        Mackinac Financial Corporation is a registered bank holding company which owns North Country Bank. The Bank has 12 branches in Northern Michigan and a commercial banking office in Bloomfield Hills, Michigan. The Company's banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.

FORWARD-LOOKING STATEMENTS
        This release contains certain forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management's current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames, as well as other risks and uncertainties including but not limited to those details from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.


    For more information, visit WWW.NORTHCOUNTRYBANK.COM or call 248-258-6900


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